EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Current Report on Form 8-K dated April 27, 2005 of Rayovac Corporation of our report dated October 24, 2003, except as to note 24, which is as of April 30, 2004, relating to the consolidated financial statements of The Nu-Gro Corporation and Subsidiaries as of September 30, 2003 and 2002 and for the years then ended. We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-59086), Forms S-8 (Nos. 333-39239, 333-41815, 333-42443, 333-68250, and 333-117567) and Form S-4 (No. 333-110290) of Rayovac Corporation of our report dated October 24, 2003, except as to note 24, which is as of April 30, 2004, relating to the consolidated financial statements of The Nu-Gro Corporation and Subsidiaries as of September 30, 2003 and 2002 and for the years then ended attached hereto.

/s/ Ernst & Young LLP

Ernst & Young LLP

Chartered Accountants

Kitchener, Canada,

April 27, 2005.